UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2026

TETRA Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Energy Drive
Spring, Texas 77389
(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	New York Stock Exchange
Preferred Share Purchase Right	NA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2026, TETRA Bromine Project LLC (“TBP”), a Delaware limited liability company and a wholly owned subsidiary of TETRA Technologies, Inc., a Delaware corporation (the “Company”), entered into a Master Services Agreement (the “Agreement”) with Diversified Construction & Design, L.L.C. (“Contractor”). The Agreement establishes the contractual framework under which the Contractor will provide construction, commissioning, and related services for the development of Phases 2 and 3 of the Company’s previously announced bromine production facility located near Stamps, Arkansas (the “Evergreen Project”). Phases 2 and 3 represent a substantial majority of the remaining construction scope for the Evergreen Project, and the Company expects that substantially all of those construction services will be performed under the Agreement. As previously disclosed, estimated remaining capital expenditures for the Evergreen Project are approximately $220 million as of March 31, 2026, of which approximately $95 million is expected to be incurred in connection with construction services provided pursuant to the Agreement.

The Agreement sets out the governing terms and conditions for the work, while the specific scope, consideration and completion schedule for each portion of the work will be established in individual work orders issued pursuant to, and subject to the terms of, the Agreement. Consideration under each work order is payable on either a fixed-price or rate basis as set forth in each work order.

The Agreement contains terms customary for construction services of this type, including provisions relating to performance warranties, indemnification, insurance, liens and termination. The Contractor warrants the work for a period of 18 months following final acceptance (but in no event later than December 31, 2029) and will incur liquidated damages for failure to timely achieve substantial completion, accruing on a tiered per-day basis subject to a liquidated damages cap of $2.0 million in the event that the Agreement is terminated by TBP. The Company maintains builder’s risk insurance and an owner-controlled insurance program covering the work to be performed under the Agreement. TBP may terminate the Agreement, or any individual work order, without cause upon 30 days’ prior written notice, in which case the Contractor is entitled to specified demobilization and subcontractor-cancellation costs plus 5% of the unpaid portion of the applicable contract price.
The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Evergreen Project; the anticipated scope, cost, timing and completion of Phases 2 and 3; the expected consideration payable under the Agreement; and the Company’s plans and expectations for the development of its Arkansas bromine assets. These statements are based on management’s current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, including the satisfaction of the conditions to the Company’s previously announced final investment decision (including the finalization of additional financing), construction and execution risks, cost overruns and delays, the availability and performance of contractors and subcontractors, and the other risks described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Actual results may differ materially from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	Master Services Agreement, dated as of June 12, 2026, by and between TETRA Bromine Project LLC and Diversified Construction & Design, L.L.C.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
+ Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/ Brady M. Murphy
Brady M. Murphy
President and
Chief Executive Officer

Date:	June 15, 2026